                                                                 Exhibit 99(b)

                            RIVERWOOD HOLDING, INC.
             SCHEDULE OF COATED BOARD AND CONTAINERBOARD SHIPMENTS
                             (In thousands of tons)
                                  (unaudited)

    The following represents shipments of coated board and containerboard to outside customers. Shipments of coated board represent sales to customers of beverage carrierboard, folding cartonboard, and WLC (other than from the Swedish Mill). Shipments from the Swedish Mill represent sales to customers of WLC produced at this mill. Shipments of containerboard represent sales to customers of linerboard, corrugating medium, and kraft paper.

                                                              1997       1996
                                                            --------   --------

First Quarter

Coated Board.........................................         218.5      195.9

Swedish Mill.........................................          32.0       29.8

Containerboard.......................................         108.6       78.3
                                                            -------    -------

Total................................................         359.1      304.0
                                                            -------    -------
                                                            -------    -------

Second Quarter

Coated Board.........................................         244.4      224.9

Swedish Mill.........................................          36.9       30.8

Containerboard.......................................          96.7       99.0
                                                            -------    -------

Total................................................         378.0      354.7
                                                            -------    -------
                                                            -------    -------

Third Quarter

Coated Board.........................................         237.4      214.2

Swedish Mill.........................................          32.6       30.0

Containerboard.......................................          87.7      153.1
                                                            -------    -------

Total................................................         357.7      397.3
                                                            -------    -------
                                                            -------    -------

Fourth Quarter

Coated Board.........................................          --        206.3

Swedish Mill.........................................          --         31.9

Containerboard.......................................          --        146.4
                                                            -------    -------

Total................................................          --        384.6
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